                                                                       Exhibit 5

           [LETTERHEAD OF FARELLA BRAUN & MARTEL, LLP APPEARS HERE]



December 3, 1997


BRE Properties, Inc.
One Montgomery Street, Suite 2500
Telesis Tower
San Francisco, CA  94104

         Re: Legality of Securities to be Registered; Registration of 3,713,331 Shares of Common Stock on Form S-3 Registration Statement
                  ---------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for BRE Properties, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), on or about the date hereof, with respect to the offering from time to time by a certain stockholder named in the Registration Statement (the "Selling Stockholder") of an aggregate of up to 3,713,331 shares of the Company's Common Stock, $0.01 par value ("Common Shares"). All capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

         We have examined the Articles of Incorporation of the Company, as amended on file with the Maryland State Department of Assessments and Taxation; the Bylaws of the Company; such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; and the Registration Statement and the exhibits thereto.
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BRE Properties, Inc.
December 3, 1997
Page 2


        We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Maryland General Corporation Law.

        Based on the foregoing, we are of the opinion that the Common Shares have been duly and validly authorized by the Company, and that the Common Shares, when sold as contemplated in the Registration Statement, will be legally issued, fully paid and nonassessable.

        The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

        We hereby consent to being named as counsel to the Company in the Registration Statement, to the references to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                           Very truly yours,

                                           /s/ Farella Braun & Martel LLP

                                           FARELLA BRAUN & MARTEL LLP

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